Exhibit 10.22

Renaissance Parent Corp.

[Date]

[Name]

[Address]

Re:       Performance Options

Dear [Name]:

Reference is made to your Stock Option Agreement or Stock Appreciation Right Agreement, as applicable, (the “Award Agreement”) with Renaissance Parent Corp. (the “Company”). Capitalized terms not defined herein have the meanings assigned to such terms under Award Agreement. For purposes of this Letter Agreement, “Performance Options” shall mean “Performance SARs” if the Award Agreement is a Stock Appreciation Right Agreement.

The Award Agreement is hereby amended as follows:

1.           The Annual Performance Targets as set forth on Schedule A to the Award Agreement in respect of fiscal years 2016, 2017 and 2018 are hereby amended to be $400,000,000, $ and $ , respectively, and the Cumulative Performance Targets in respect of fiscal years 2016, 2017 and 2018 are hereby amended to be $ , $ and $ , respectively.

2.           Without limiting any vesting that would occur as a result of achievement of the Annual Performance Target or Cumulative Performance Target in any Fiscal Year, or otherwise upon a Change in Control, in each case, in accordance with the terms of the Award Agreement:

(a)       In the event that that Annual Performance Target in respect of Fiscal Year 2017 is not achieved, but the Company’s EBITDA in respect of Fiscal Year 2017 is at least $           , then one-quarter (1/4) of the Performance Options eligible to vest in respect of Fiscal Year 2017 shall vest and become exercisable at the end of Fiscal Year 2017, and with respect of the remaining three-quarters (3/4) of the Performance Options eligible to vest in respect of Fiscal Year 2017 (the “Unvested 2017 Options”), one-half (1/2) of the such Unvested 2017 Options shall vest and become exercisable at the end of Fiscal Year 2019 if the Company’s EBITDA in respect of Fiscal Year 2019 is at least $           , and one-half (1/2) of the Unvested 2017 Options shall vest and become exercisable at the end of Fiscal Year 2020 if the Company’s EBITDA in respect of Fiscal Year 2020 is at least $           ; provided, that if the Cumulative Performance Target in respect of a subsequent Fiscal Year is achieved or exceeded, then any unvested portion of the Unvested 2017 Options shall vest and become exercisable at the end of such subsequent Fiscal Year; and

(b)       In the event that that Annual Performance Target in respect of Fiscal Year 2018 is not achieved, but the Company’s EBITDA in respect of Fiscal Year 2018 is at least $           , then one-quarter (1/4) of the Performance Options eligible to vest in respect of Fiscal Year 2018 shall vest and become exercisable at the end of Fiscal Year 2018, and with respect of the remaining three-quarters (3/4) of the Performance Options eligible to vest in respect of Fiscal Year 2018 (the “Unvested 2018 Options”), one-half (1/2) of the such Unvested 2018 Options shall vest and become exercisable at the end of Fiscal Year 2019 if the Company’s EBITDA in respect of Fiscal Year 2019 is at least $           , and one-half (1/2) of the Unvested 2018 Options shall vest and become exercisable at the end of Fiscal Year 2020 if the Company’s EBITDA in respect of Fiscal Year 2020 is at least $           ; provided, that if the Cumulative Performance Target in respect of a subsequent Fiscal Year is achieved or exceeded, then any unvested portion of the Unvested 2018 Options shall vest and become exercisable at the end of such subsequent Fiscal Year.

Except as specifically set forth in this Letter Agreement, the terms and conditions of your Award Agreement shall continue in full force and effect.

Sincerely,

Renaissance Parent Corp.

By:
Title: